Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

ADITXT, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value (2)	457	(o)		$20,000,000.00	$1,854.00
	Equity	Warrants (2) (3)	457	(g)
	Equity	Pre-Funded Warrants (2) (3)	457	(g)
	Equity	Shares of Common Stock, par value $0.001 per share, issuable upon exercise of Warrants	457	(o)		(2)
	Equity	Shares of Common Stock, par value $0.001 per share, issuable upon exercise of Pre-Funded Warrants	457	(o)		(2)
	Equity	Placement Agent Warrants (3)	457	(g)
	Equity	Shares of Common Stock issuable upon exercise of the Placement Agent Warrants (4)	457	(g)		$1,500,000.00	$109.05

	Total Offering Amounts						$1,963.05
	Total Fees Previously Paid						$741.60
	Total Fee Offsets						$0
	Net Fee Due						$1,221.45

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.
(2)	The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock, warrants and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $20,000,000.
(3)	No fee pursuant to Rule 457(g) of the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The placement agent warrants are exercisable for up to the number of shares of common stock equal to 6% of the aggregate number of shares sold in this offering at a per share exercise price equal to 125% of the public offering price of the shares. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,500,000, which is equal to 125% of $1,200,000, (6% of the proposed maximum aggregate offering price of $20,000,000).